                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


     Pursuant to section 13 or 15(d) of the securities exchange act of 1934


       Date of Report (Date of earliest event reported): August 22, 1995




                              COLLAGEN CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



        0-10640                                          94-2300486
--------------------------------------------------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



2500 Faber Place, Palo Alto, California                                 94303
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:        (415) 856-0200
                                                    ----------------------------



                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

         The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K filed on September 6, 1995. The Registrant is amending Item 7 to include certain required financial statements and pro forma financial statements and an exhibit associated therewith.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Acquired Business.

              The following pages 3 through 21 contain (i) Audited Financial Statements of LipoMatrix, Incorporated ("LipoMatrix") for the years ended December 31, 1994 and 1993 with the Report of Independent Public Auditors thereon, and (ii) the balance sheet of LipoMatrix as of June 30, 1995 (unaudited) and the unaudited statements of operations and cash flows of LipoMatrix and accompanying notes for the six months ended June 30, 1995 and 1994.

                                                                         (LOGO)




                           LIPOMATRIX, INCORPORATED
                       (a development stage enterprise)

                      CONSOLIDATED FINANCIAL STATEMENTS

                  PERIOD FROM INCEPTION (FEBRUARY 14, 1992)
                          THROUGH DECEMBER 31, 1994

                                 [LETTERHEAD]



Price Waterhouse LLP


                       REPORT OF INDEPENDENT ACCOUNTANTS


September 1, 1995

To the Board of Directors
  and Stockholders of LipoMatrix, Incorporated


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of stockholders' deficit present fairly, in all material respects, the financial position of LipoMatrix, Incorporated (a development stage enterprise) and its subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended, for the period from inception (February 14, 1992) through December 31, 1992, and for the period from inception (February 14, 1992) through December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

                            LIPOMATRIX, INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEET
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                               December 31,
                                                                                           --------------------
                                                                                            1994         1993
                                                                                           ------       -------
ASSETS
------
Current assets:
  Cash and cash equivalents                                                                $ 1,311      $   339
  Prepaid expenses and other current assets                                                     18           50
                                                                                           -------      -------

    Total current assets                                                                     1,329          389

Property and equipment, net (Note 2)                                                           813          800
                                                                                           -------      -------

                                                                                           $ 2,142      $ 1,189
                                                                                           =======      =======
LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------
Current liabilities:
  Accounts payable                                                                         $   274      $   267
  Accrued expenses and other current
    liabilities (Note 2)                                                                       765          242
  Amounts due related party (Note 7)                                                            66          114
                                                                                           -------      -------

    Total current liabilities                                                                1,105          623
                                                                                           -------      -------

Bank borrowings (Note 3)                                                                     1,191          604
                                                                                           -------      -------
Commitments and contingencies (Notes 6 and 9)

Stockholders' deficit (Note 4):
  Series B preferred stock, $0.01 par value;
    8,000,000 shares authorized: 6,483,333 and
    1,980,000 shares issued and outstanding                                                  8,104        2,475
  Series A preferred stock, $0.01 par value;
    4,040,818 shares authorized, issued and outstanding                                        495          495
  Common stock, $0.01 par value;
    16,000,000 shares authorized; 849,066 and
    800,801 shares issued and outstanding                                                       30           24
  Additional paid-in capital                                                                     6           --
  Notes receivable for common stock                                                            (19)         (19)
  Cumulative translation adjustment                                                              4           (4)
  Deficit accumulated during development stage                                              (8,774)      (3,009)
                                                                                           -------      -------

    Total stockholders' deficit                                                               (154)         (38)
                                                                                           -------      -------
                                                                                           $ 2,142      $ 1.189
                                                                                           =======      =======

                The accompanying notes are an integral part of
                   these consolidated financial statements.

                            LIPOMATRIX, INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                          Period from inception
                                                                                      (February 14, 1992) through
                                                    Year ended December 31,                   December 31,
                                                    -----------------------           ---------------------------
                                                      1994           1993                   1992          1994
                                                    -------         -------                -----         -------
Operating expenses:
  Research and development                          $ 3,660         $ 1,688                $ 307         $ 5,655
  Selling, general and administrative                 2,084             959                  102           3,145
                                                    -------         -------                -----         -------

    Total operating expenses                          5,744           2,647                  409           8,800

Interest expense                                         67              10                   --              77
Interest income                                         (46)            (48)                  (9)           (103)
                                                    -------         -------                -----         -------
Net loss                                            $(5,765)        $(2,609)               $(400)        $(8,774)
                                                    =======         =======                =====         =======





                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                            LIPOMATRIX, INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                             Period from inception
                                                                                         (February 14, 1992) through
                                                         Year ended December 31,                 December 31,
                                                        -------------------------        ---------------------------
                                                         1994              1993             1992             1994
                                                        -------           -------           -----           -------
Cash flows from operating activities:
  Net loss                                              $(5,765)          $(2,609)          $(400)          $(8,774)
  Adjustments to reconcile net loss to
    cash flows used in operating activities:
      Depreciation                                          578               121               3               702
      Issuance of preferred stock in exchange
        for consulting services                              29                --              --                29
      Changes in assets and liabilities:
        Prepaid expenses and other current assets            32               (43)             (7)              (18)
        Accounts payable                                      7               264               3               274
        Accrued expenses and other current
          liabilities                                       523               233               9               765
        Amounts due related party                           (48)              114              --                66
                                                        -------           -------           -----           -------

          Net cash used in operating activities          (4,644)           (1,920)           (392)           (6,956)
                                                        -------           -------           -----           -------

Cash flows used in investing activities for the
  purchase of property and equipment                       (591)             (884)            (40)           (1,515)
                                                        -------           -------           -----           -------

Cash flows from financing activities:
  Proceeds from bank borrowings                             587               604              --             1,191
  Proceeds from issuance of preferred stock               5,600             2,475             495             8,570
  Proceeds from Collagen loan                               100                --              --               100
  Payment of Collagen loan                                 (100)               --              --              (100)
  Proceeds from issuance of common stock                      6                --               5                11
  Proceeds from sale of common stock warrants                 6                --              --                 6
                                                        -------           -------           -----           -------
           Net cash provided by financing activities      6,199             3,079             500             9,778
                                                        -------           -------           -----           -------

Effect of exchange rate changes on cash and
  cash equivalents                                            8                (4)             --                 4
                                                        -------           -------           -----           -------

Net change in cash and cash equivalents                     972               271              68             1,311
Cash and cash equivalents at beginning of period            339                68              --                --
                                                        -------           -------           -----           -------

Cash and cash equivalents at end of period              $ 1,311           $   339           $  68           $ 1,311
                                                        =======           =======           =====           =======

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                $    67           $    10           $  --           $    77

NONCASH FINANCING ACTIVITIES:
  Issuance of common stock for note
    receivable                                          $    --           $    15           $   4           $    19



                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                           LIPOMATRIX, INCORPORATED
                       (A DEVELOPMENT STAGE ENTERPRISE)

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

     PERIOD FROM INCEPTION (FEBRUARY 14, 1992) THROUGH DECEMBER 31, 1994
                      (IN THOUSANDS, EXCEPT SHARE DATA)


                                                Preferred Stock            Common Stock
                                            ----------------------      -------------------
                                              Shares        Amount       Shares      Amount
                                            ----------     -------      --------     ------
Issuance of common stock                            --      $   --      700,000       $ 9
Issuance of Series A preferred stock         4,040,818         495           --        --
Net loss                                            --          --           --        --
                                            ----------      ------      -------       ---

Balance at December 31, 1992                 4,040,818         495      700,000         9

Issuance of common stock                            --          --      100,801        15
Issuance of Series B preferred stock         1,980,000       2,475           --        --
Cumulative translation adjustment                   --          --           --        --
Net loss                                            --          --           --        --
                                            ----------      ------      -------       ---

Balance at December 31, 1993                 6,020,818       2,970      800,801        24

Issuance of common stock                            --          --       48,265         6
Issuance of Series B preferred stock         4,503,333       5,629           --        --
Sale of common stock warrants                       --          --           --        --
Cumulative translation adjustment                   --          --           --        --
Net loss                                            --          --           --        --
                                            ----------      ------      -------       ---

Balance at December 31, 1994                10,524,151      $8,599      849,066       $30
                                            ==========      ======      =======       ===




                                                             Notes                          Deficit
                                                           Receivable                     Accumulated
                                              Additional      for         Cumulative        During
                                               Paid-in       Common       Translation     Development
                                               Capital       Stock        Adjustment         Stage          Total
                                              --------     ----------     -----------     -----------      -------
Issuance of common stock                         $--         $ (4)           $ --          $    --         $     5
Issuance of Series A preferred stock              --           --              --               --             495
Net loss                                          --           --              --             (400)           (400)
                                                 ---         ----             ---          -------         -------
Balance at December 31, 1992                      --           (4)             --             (400)            100

Issuance of common stock                          --          (15)             --               --              --
Issuance of Series B preferred stock              --           --              --               --           2,475
Cumulative translation adjustment                 --           --              (4)              --              (4)
Net loss                                          --           --              --           (2,609)         (2,609)
                                                 ---         ----             ---          -------         -------

Balance at December 31, 1993                      --          (19)             (4)          (3,009)            (38)

Issuance of common stock                          --           --              --               --               6
Issuance of Series B preferred stock              --           --              --               --           5,629
Sale of common stock warrants                      6           --              --               --               6
Cumulative translation adjustment                 --           --               8               --               8
Net loss                                          --           --              --           (5,765)         (5,765)
                                                 ---         ----             ---          -------         -------
Balance at December 31, 1994                     $ 6         $(19)            $ 4          $(8,774)        $  (154)
                                                 ===         ====             ===          =======         =======


             The accompanying notes are an integral part of these
                      consolidated financial statements

                            LIPOMATRIX, INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

LipoMatrix, Incorporated (formerly LipoMatrix, Inc. and herein referred to as the "Company") was originally incorporated in February 1992 in Delaware and was reincorporated during 1993 in the British Virgin Islands ("BVI"). The Company's primary facilities are in Neuchatel, Switzerland, and it maintains an office in Palo Alto, California. The Company is a development stage enterprise that intends to develop, manufacture and market innovative, implantable devices that (i) augment, replace, reconstruct or protect human tissues, and (ii) facilitate the acquisition of medical data pertinent to the performance of medical devices.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary after elimination of all significant intercompany accounts and transactions.

CASH EQUIVALENTS

Cash equivalents consist of money market investments purchased with an original maturity of three months or less.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits the amount of credit exposure to any one financial institution.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, generally two to three years.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

INCOME TAXES

Current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax liability or asset, net of valuation allowance, is established for the expected future consequences resulting from the differences between financial reporting and income tax bases of assets and liabilities and from net operating loss and tax credit carryforwards. Deferred income tax expense or benefit represents the net change during the period in the deferred income tax liabilities or assets.

FOREIGN CURRENCY TRANSLATION

Asset and certain liability accounts of the Company's Swiss branch are translated into U.S. dollars at the exchange rate prevailing at the balance sheet date. The Swiss branch's equity and intercompany liability accounts are translated into U.S. dollars at historical exchange rates as it is not planned or anticipated in the foreseeable future that the Swiss branch will pay dividends or settle its intercompany liability. Costs and expenses are translated into U.S. dollars at average rates for the period. Net gains and losses resulting from foreign currency translation are reported as a separate component of stockholders' deficit.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1993 consolidated financial statements to conform to the 1994 presentation.


NOTE 2 - BALANCE SHEET COMPONENTS:

Property and equipment comprise:


                                                                   December 31,
                                                            -------------------------
                                                             1994                1993
                                                            ------               ----
                                                                  (in thousands)
  Leasehold improvements                                    $  806              $ 640
  Machinery and equipment                                      494                163
  Computer equipment                                           135                 69
  Furniture and fixtures                                        80                 52
                                                            ------              -----

                                                             1,515                924
  Less: accumulated depreciation and amortization             (702)              (124)
                                                            ------              -----

                                                            $  813              $ 800
                                                            ======              =====


Accrued expenses and other current liabilities comprise:


                                                                   December 31,
                                                              ---------------------
                                                              1994             1993
                                                              ----             ----
                                                                  (in thousands)
  Compensation and benefits                                   $378             $ 88
  Consulting                                                    71               80
  Other                                                        316               74
                                                              ----             ----
                                                              $765             $242
                                                              ====             ====

NOTE 3 - BANK BORROWINGS:

In November 1993, the Company obtained a line of credit from a Swiss bank for borrowings up to SF 800,000 ($610,000 and $540,000 at December 31, 1994 and 1993, respectively). The line of credit is denominated in Swiss Francs, bears interest at 6.25% and is secured by certain assets of the Company. Interest is payable every six months and, beginning June 30, 1996 and continuing through December 31, 2003, principal is payable every six months in equal installments. As of December 31, 1994 and 1993, this line of credit was fully utilized.

In December 1993, the Company obtained additional financing from the same Swiss bank in the form of a government guaranteed line of credit for SF 800,000.
This line of credit is denominated in Swiss Francs, bears interest at 7% before subsidies and is secured by certain assets of the Company as well as by a guarantee from the Swiss federal government. The annual interest on this line of credit is 22.5% subsidized by the Swiss federal government for the first three years and 25% subsidized for the next three years, 25% subsidized by the Neuchatel cantonal government for six years and 25% subsidized by the Swiss bank for ten years. The terms of this line of credit prohibit dividend payments from the Swiss branch to the BVI parent company during the entire period of the interest subsidies. Interest is payable every six months and, beginning June 30, 1996 and continuing through December 31, 2003, principal is payable every six months in equal installments. As of December 31, 1994 and 1993, $581,000 and $64,000, respectively, had been drawn down on this line of credit.

Aggregate scheduled maturities on these lines of credit are as follows:

                 Year ending December 31,                                                Amount
                 -----------------------                                                 ------
                                                                                      (in thousands)
                          1995                                                           $   --
                          1996                                                              149
                          1997                                                              149
                          1998                                                              149
                          1999                                                              149
                          Thereafter                                                        595
                                                                                         ------
                                                                                         $1,191
                                                                                         ======

NOTE 4 - STOCKHOLDERS' DEFICIT:

SERIES A AND B PREFERRED STOCK

In February 1992, the Company authorized the issuance of 4,040,818 shares of its Series A preferred stock. All 4,040,818 shares were issued, along with 250,000 shares of common stock, in exchange for $495,000 in cash and a license for proprietary technology. In February 1993, the Company authorized the issuance of 2,000,000 shares of Series B preferred stock, of which 1,980,000 shares were issued at $1.25 per share. During 1994, the Company authorized the sale and issuance of up to 6,000,000 additional shares of its Series B preferred stock at $1.25 per share, of which 4,480,000 shares were issued at $1.25 per share. In conjunction with this sale, these

Series B preferred stockholders also bought warrants to purchase 559,989 shares of the Company's common stock at a purchase price equivalent to $0.01 per share subject to the warrant. The warrants have an exercise price of $0.15 per share and expire on the earlier of five years from the date of issuance or the closing of a public offering of the Company's common stock.

The Series A and B preferred stock are herein referred to as "preferred stock."

DIVIDENDS

The holders of outstanding preferred stock are entitled to receive, when and if declared by the Board of Directors, noncumulative dividends at the annual rate of $0.012 per share for Series A preferred stock and $0.125 per share for Series B preferred stock before any cash dividend is paid on common stock. In the event the Company declares a dividend payable in securities or other assets, the holders of the preferred stock shall be entitled to a proportionate share of any such distribution.

CONVERSION

Each share of preferred stock is convertible, at the option of the holder, into common stock at the initial conversion rate of one share of common stock for each share of preferred stock, subject to antidilution adjustments. Each share of preferred stock shall be automatically converted into shares of common stock upon the closing of a public offering of common stock for which the aggregate proceeds are at least $7,500,000 and the offering price is not less than $5.00 per share. The Company has reserved a sufficient number of common shares for any such conversion.

VOTING RIGHTS

Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted on the date of record.

LIQUIDATION

In the event of any liquidation of the Company, the holders of the Series B preferred stock are entitled to receive the amount of $1.25 per share plus an amount equal to all declared and unpaid dividends on the Series B preferred stock. After payments have been made to the holders of Series B preferred stock for the full amounts to which they shall be entitled, the Series A preferred stockholders are entitled to receive the amount of $0.245 per share for each share of Series A preferred stock.

COMMON STOCK

Subject to the rights of the preferred stockholders, the common stockholders are entitled to receive dividends when and as declared by the Board of Directors. The holders of each share of common stock have the right to one vote. During 1994, the Company authorized the sale and issuance of up to 6,000,000 additional shares of its common stock.

STOCK OPTION plan

In February 1994, the Company adopted the LipoMatrix, Incorporated 1994 Stock Option Plan with substantially the same terms as the predecessor corporation's 1992 stock option plan. These two plans are herein referred to as the "Option Plan". Options granted under the Option Plan may be either incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code, or nonqualified stock options. The exercise price of incentive options must be at least equal to the estimated fair value of the stock at the time of grant as determined by the Board of Directors. Options granted under the Option Plan generally vest over four years.

The following summarizes the activity under the Option Plan:

                                              Available
                                                 for                  Options             Exercise
                                                Grant               Outstanding            Price
                                              ---------             -----------         -----------
  Shares reserved                               550,000                     --                   --
  Granted                                      (144,000)               144,000                $0.02
                                              ---------              ---------

  Balance at December 31, 1992                  406,000                144,000                $0.02
  Additional shares reserved                    700,000                     --                   --
  Granted                                      (423,000)               423,000                $0.15
  Exercised                                          --                   (801)               $0.15
  Canceled                                        2,199                 (2,199)               $0.15
                                              ---------              ---------

  Balance at December 31, 1993                  685,199                564,000          $0.02-$0.15
  Granted                                      (637,000)               637,000                $0.15
  Exercised                                          --                (17,072)         $0.02-$0.15
  Canceled                                      126,761               (126,761)               $0.15
                                              ---------              ---------

  Balance at December 31, 1994                  174,960              1,057,167          $0.02-$0.15
                                              =========              =========

  Exercisable at December 31, 1994                   --                302,941          $0.02-$0.15


NOTE 5 - INCOME TAXES:

The Company is not subject to BVI income taxes. The Company's Neuchatel branch has an exemption from Swiss income taxes through 2003.

The Company's Palo Alto branch has approximately $700,000 of net operating loss carryforwards as of December 31, 1994 that expire in 2009 and may be utilized only to offset any future U.S. federal tax liability generated by the branch. Due to the Company's historical operating losses, the related deferred tax asset of approximately $280,000 has been offset by a full valuation allowance.

The amount of income tax benefit that would result from applying the U.S. federal statutory rate to the Company's pre-tax income is not meaningful for the factors described in the preceding paragraphs.

NOTE 6 - COMMITMENTS:

The Company leases its facility in Switzerland under a noncancelable lease agreement which expired in March 1995. The lease has a provision which allows the Company to renew the lease for annual periods ending March 31 for an undefined period of time. The Company has renewed the lease through March 1996.

The rent expense on the facility was subsidized by the Neuchatel cantonal government, which committed to assume 50% of the rent paid, excluding incremental costs, for a one year period. The total amount committed to be reimbursed by the Neuchatel cantonal government was approximately $96,000, substantially all of which has been received by the Company as of December 31, 1994. The total anticipated net lease commitment is being charged to expense on a straight-line basis over the anticipated lease term.

Future minimum lease payments are as follows:

                 Year ending December 31                            Amount
                 -----------------------                            ------
                                                                (in thousands)
                 1995                                               $196
                 1996                                                 49
                                                                    ----
                                                                     245
                 Less: anticipated reimbursement                     (12)
                                                                    ----

                                                                    $233
                                                                    ====

NOTE 7 - RELATED PARTY TRANSACTIONS:

The Company rents its Palo Alto office on a month-to-month basis from Collagen Corporation ("Collagen") which is a major stockholder. Rent expense on the office, and other support costs (primarily employee benefits) charged by Collagen amounted to $155,000 and $175,000 for 1994 and 1993, respectively. The amounts related to these services which were accrued but unpaid were $66,000 and $114,000 at December 31, 1994 and 1993, respectively.

In February 1994, the Company received and repaid a short-term loan of $100,000 from Collagen.

In September 1994, the Company entered into an agreement with Collagen for a $2,000,000 line of credit. The agreement stated that borrowings under the line of credit were not permitted prior to February 1995. Borrowings will bear interest at the U.S. prime rate with principal and interest payable on the earlier of September 2004, the Company's initial public offering or certain transactions involving a change of ownership of the Company. As of December 31, 1994 there were no borrowings under this line of credit agreement.

In September 1994, the Company entered into an agreement with Alafi Capital ("Alafi"), which is a major stockholder, whereby an employee of Alafi, who is also a director of the Company, would provide certain consulting services to the Company over the period September 1994 to August

1995. In exchange for these services, the Company agreed to issue 70,000 shares of the Company's Series B preferred stock to Alafi on a pro rata basis over the period in which the services are provided. As of December 31, 1994, 23,333 shares had been issued pursuant to the agreement which were valued at $1.25 per share.

In 1993, the Company purchased $30,000 of furniture and equipment from an executive of the Company who is also a stockholder.


NOTE 8 - SEGMENT AND GEOGRAPHIC REPORTING:

The Company operates in one industry segment which includes developing and marketing implantable devices. Information about the Company's operations in different geographic locations for the years ended December 31, 1994 and 1993 and the period from inception (February 14, 1992) through December 31, 1992 is shown below. The Company's operations outside of the United States and the BVI are in Switzerland. Operating loss represents operating costs and expenses pertaining to specific geographic areas. Identifiable assets are those assets used in the geographic areas and are reflected after elimination of intercompany balances.


                                                                                                 Period from inception
                                                                 Year ended December 31,         (February 14, 1992)
                                                               --------------------------        through December 31,
                                                                1994                1993                  1992
                                                               ------              ------        ---------------------
                                                                                         (in thousands)
Operating loss:
  United States and BVI                                        $2,088              $  802                  $409
  Switzerland                                                   3,656               1,845                    --
                                                               ------              ------                  ----

                                                               $5,744              $2,647                  $409
                                                               ======              ======                  ====


                                                                   December 31,
                                                           --------------------------
                                                            1994                 1993
                                                           ------                ----
                                                                  (in thousands)
  Identifiable assets:
    United States and BVI                                  $  631              $  422
    Switzerland                                             1,511                 767
                                                           ------              ------

                                                           $2,142              $1,189
                                                           ======              ======

NOTE 9 - CONTINGENCIES:

The Company is involved in various legal matters in the ordinary course of business. Management believes that such matters will be resolved with no significant adverse impact on the Company's financial position, results of operations or cash flows.

NOTE 10 - SUBSEQUENT EVENTS:

1994 STOCK OPTION PLAN

In March 1995, the Company's Board of Directors reserved an additional 400,000 common shares for issuance under the Option Plan.

COLLAGEN LINE OF CREDIT AND CONVERTIBLE DEBT FINANCING

In June 1995, the Company completed a convertible debt financing in the amount of $4,600,000. Collagen contributed $4,000,000 of this financing and simultaneously, the previous $2,000,000 line of credit agreement with Collagen was canceled. Of the $4,600,000, $2,400,000 was received either in cash or by conversion of the borrowings under the previous Collagen line of credit, and the remaining $2,200,000 was received in the form of a promissory note from Collagen, payable by September 1995. Borrowings, including interest which accrues at 7%, are convertible into a new series of preferred stock at $1.50 per share on the earlier of the Company's next round of equity financing, the Company's initial public offering or June 30, 2000.

COLLAGEN PURCHASE

On August 22, 1995, Collagen agreed to purchase approximately 50% of the Company's outstanding equity securities on a fully diluted basis for approximately $18,000,000. After this purchase, Collagen will own approximately 90% of the Company's outstanding equity securities on a fully diluted basis, with the Company's management owning most of the remainder. The purchase is scheduled to close on January 3, 1996.

                            LIPOMATRIX, INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

ASSETS
Current assets:
    Cash and cash equivalents                                           $    414
    Accounts receivable, net                                                  79
    Inventories                                                              351
    Other current assets                                                     106
                                                                        --------
            Total current assets                                             950

Property and equipment, net                                                  727
                                                                        --------
                                                                        $  1,677
                                                                        ========


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable and accrued liabilities                            $  1,108

Bank borrowings                                                            1,384
Convertible debt                                                           2,418

Stockholders' deficit:
    Preferred & common stock                                               8,661
    Accumulated deficit                                                  (11,768)
    Cumulative translation adjustment                                       (126)
                                                                        --------
            Total stockholders' deficit                                   (3,233)
                                                                        --------
                                                                        $  1,677
                                                                        ========

                            See accompanying notes.

                            LIPOMATRIX, INCORPORATED
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                            --------------------
                                                             1995         1994
                                                            -------      -------
Revenues                                                    $    89      $  --

Operating expenses:
    Research and development                                  2,000        1,272
    Selling, general and administrative                       1,026          945
                                                            -------      -------
                                                              3,026        2,217
                                                            -------      -------

Loss from operations                                         (2,937)      (2,217)

Other income (expense):
    Interest income                                               3           16
    Interest expense                                            (60)         (20)
                                                            -------      -------

Net loss                                                    $(2,994)     $(2,221)
                                                            =======      =======


                            See accompanying notes.

                            LIPOMATRIX, INCORPORATED
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                   SIX MONTHS ENDED
                                                                        JUNE 30,
                                                                  1995         1994
                                                                 -------      -------
Cash flows from operating activities:
    Net loss                                                     $(2,994)     $(2,221)
    Adjustments to reconcile net loss to net
        cash used in operating activities:
          Depreciation and amortization                              301          348
          Changes in assets and liabilities:
             Accounts receivable                                     (79)          --
             Inventories                                            (351)          --
             Prepaid expenses and other current assets               (88)         (35)
             Accounts payable, accrued expenses and
               other current liabilities                               3         (308)
                                                                 -------      -------
               Total adjustments                                    (214)           5
                                                                 -------      -------
       Net cash used in operating activities                      (3,208)      (2,216)
                                                                 -------      -------

Cash flows used in investing activities for the purchase of
    property and equipment                                          (215)        (289)
                                                                 -------      -------
Cash flows from financing activities:
    Proceeds from line of credit                                   1,818           --
    Proceeds from convertible debt                                   600           --
    Proceeds from bank borrowings                                    193          391
    Proceeds from issuance of preferred stock                         45        3,542
                                                                 -------      -------
       Net cash provided by financing activities                   2,656        3,933
                                                                 -------      -------
Effect of exchange rate changes on cash and cash equivalents        (130)          50
                                                                 -------      -------
Net increase (decrease) in cash and cash equivalents                (897)       1,478
Cash and cash equivalents at beginning of period                   1,311          339
                                                                 -------      -------
Cash and cash equivalents at end of period                       $   414      $ 1,817
                                                                 =======      =======


Supplemental disclosure of non-cash financing activities:
    Conversion of line of credit to convertible debt             $ 1,818      $    --
                                                                 =======      =======




                            See accompanying notes.

                            LIPOMATRIX, INCORPORATED
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1995
                                  (UNAUDITED)


1.       Accounting Policies

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

         In the opinion of management, the financial statements contain all adjustments necessary to present fairly the financial position of LipoMatrix, Incorporated ("LipoMatrix") at June 30, 1995, and the results of its operations and cash flows for the six months ended June 30, 1995 and 1994. Interim results for the six month periods are not necessarily indicative of operating results to be expected for the full year. These financial statements should be read in conjunction with the audited financial statements and the notes thereto filed herein as part of this Form 8-K/A.

         The accounting policies of LipoMatrix are as set forth in Note 1 to LipoMatrix's audited financial statements for the year ended December 31, 1994 filed herein as part of this Form 8-K/A.

2.       Line of Credit and Convertible Debt Financing

         In June 1995, LipoMatrix completed a convertible debt financing in the amount of $4,600,000. Collagen Corporation ("Collagen") contributed $4,000,000 of this financing and simultaneously, the previous $2,000,000 line of credit agreement with Collagen was canceled. Of the $4,600,000, $2,400,000 was received either in cash or by conversion of the borrowings under the previous Collagen line of credit, and the remaining $2,200,000 was scheduled to be received from Collagen by September 30, 1995. Borrowings, including interest which accrues at 7%, are convertible into a new series of preferred stock at $1.50 per share on the earlier of the Company's next round of equity financing, the Company's initial public offering or June 30, 2000.

3.       Sale of LipoMatrix

         On August 22, 1995, certain of the stockholders of LipoMatrix entered into a stock purchase agreement ("Agreement") with Collagen, pursuant to which the stockholders agreed to sell to Collagen, subject to certain terms and conditions, approximately 50% of the outstanding securities of LipoMatrix on a fully diluted basis. At this time, Collagen has also entered into discussions with certain of LipoMatrix's management and employees to purchase the remaining 10% of the outstanding securities of LipoMatrix on a fully diluted basis. The total sales proceeds would approximate $21 million, $18 million of which is payable in January 1996, with the remaining $3 million expected to be paid by July 1, 1997. In connection with the Agreement, certain LipoMatrix stockholders granted to Collagen an irrevocable proxy covering the voting rights of approximately 50% of the outstanding securities.

ITEM 7.  Continued

         (b)      Pro Forma Financial Statements.

                  The following pages 23 through 27 contain the unaudited pro forma condensed combined balance sheet of the Registrant and LipoMatrix as of June 30, 1995, the unaudited pro forma condensed combined statement of operations of the Registrant and LipoMatrix for the year ended June 30, 1995 and the notes thereto.

                  The unaudited pro forma condensed combined balance sheet and the unaudited pro forma combined statement of operations of the Registrant and LipoMatrix (collectively, the Pro Forma Statements) were prepared to give effect to the acquisition by the Registrant of all the outstanding common shares of LipoMatrix. The pro forma condensed combined balance sheet as of June 30, 1995 assumes that the acquisition occurred on June 30, 1995. The pro forma condensed combined statement of operations for the year ended June 30, 1995 assumes that the acquisition occurred on July 1, 1994. The pro forma condensed combined statement of operations reflects the combined revenues and expenses of the Registrant and LipoMatrix. The Pro Forma Statements do not purport to represent what the companies' financial position or results of operations would have been if the acquisition in fact had occurred on the date or at the beginning of the period indicated or to project the companies' financial position or results of operations for any future date or period.

         The pro forma adjustments are based upon available information and upon certain assumptions as described in note 1 to the Pro Forma Statements that the Registrant believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a preliminary determination from an independent appraisal of their respective fair values. The Pro Forma Statements and accompanying notes should be read in conjunction with the respective historical financial statements of the Registrant and LipoMatrix, including the notes thereto. The historical financial statements of LipoMatrix are included elsewhere in this Form 8-K/A.

                              COLLAGEN CORPORATION
                              PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1995

                                                                 COLLAGEN         LIPOMATRIX        PRO FORMA         PRO FORMA
                                                                CORPORATION      INCORPORATED      ADJUSTMENTS        COMBINED
-------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share and per share amounts)

ASSETS
Current assets:
    Cash, cash equivalents and short-term investments           $     9,384      $        414      $        --        $   9,798
    Accounts receivable, net                                         13,402                79               --           13,481
    Inventories                                                       5,056               351               --            5,407
    Other current assets                                              5,568               106               --            5,674
                                                                -----------      ------------      -----------        ---------
            Total current assets                                     33,410               950               --           34,360

Property and equipment, net                                          16,506               727               --           17,233
Intangible assets and goodwill                                        2,727                --            8,855  (b)      11,582
Investment in Target Therapeutics, Inc.                              17,570                --               --           17,570
Investment in LipoMatrix, Incorporated                                  411                --             (411) (a)          --
                                                                                                           498  (a)
                                                                                                          (498) (a)
                                                                                                        23,655  (a)
                                                                                                       (23,655) (b)
Other investments and assets                                          6,282                --               --            6,282
                                                                -----------      ------------      -----------        ---------
                                                                $    76,906      $      1,677      $     8,444        $  87,027
                                                                ===========      ============      ===========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                            $     2,250      $         --      $        --        $   2,250
    Accrued compensation                                              2,908                --               --            2,908
    Accrued liabilities                                               7,954             1,108               --            9,062
    LipoMatrix purchase liabilities                                      --                --              498  (a)      22,429
                                                                                                        20,990  (a)
                                                                                                           830  (a)
                                                                                                           111  (a)
    Income taxes payable                                              5,902                --               --            5,902
                                                                -----------      ------------      -----------        ---------
            Total current liabilities                                19,014             1,108           22,429           42,551

Deferred income taxes                                                 8,478                --               --            8,478
Convertible debt                                                         --             2,418           (2,418) (a)          --
Other long-term liabilities                                           1,494             1,384               --            2,878
Commitments and contingencies

Stockholders' equity:
    Common stock - Collagen                                             106                --               --              106
    Additional paid-in capital - Collagen                            63,855                --               --           63,855
    Retained earnings - Collagen                                     17,273                --          (14,800) (b)       2,473
    Preferred & common stock - LipoMatrix                                --             8,661           (8,661) (a)          --
    Accumulated deficit - LipoMatrix                                     --           (11,768)          11,768  (a)          --
    Cumulative translation adjustment                                  (604)             (126)             126  (a)        (604)
    Treasury stock, at cost                                         (32,710)               --               --          (32,710)
                                                                -----------      ------------      -----------        ---------
            Total stockholders' equity                               47,920            (3,233)         (11,567)          33,120
                                                                -----------      ------------      -----------        ---------
                                                                $    76,906      $      1,677      $     8,444        $  87,027
                                                                ===========      ============      ===========        =========

   See notes to unaudited pro forma condensed combined financial statements.

                              COLLAGEN CORPORATION
                              PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                                                 COLLAGEN         LIPOMATRIX        PRO FORMA         PRO FORMA
                                                                CORPORATION      INCORPORATED      ADJUSTMENTS        COMBINED
-------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except per share amounts)

REVENUES:
    Product sales                                               $    71,560      $         --      $        --        $  71,560
    Other                                                             1,000                89               --            1,089
                                                                -----------      ------------      -----------        ---------
                                                                     72,560                89               --           72,649

COST AND EXPENSES:
    Cost of sales                                                    18,584                --               --           18,584
    Research and development                                          9,943             4,388               --           14,331
    Selling, general and administrative                              32,179             2,165            1,515 (c)       35,859
                                                                -----------      ------------      -----------        ---------
                                                                     60,706             6,553            1,515           68,774
                                                                -----------      ------------      -----------        ---------

Income (loss) from operations                                        11,854            (6,464)          (1,515)           3,875

Other income (expense):
    Net gain from investments,
        principally Target Therapeutics, Inc.                         5,110                --               --            5,110
    Equity in earnings of Target Therapeutics, Inc.                   2,417                --               --            2,417
    Equity in losses of other affiliates                             (3,577)               --            2,437 (d)       (1,140)
    Interest income                                                     487                33               --              520
    Interest expense                                                    (91)             (107)              --             (198)
                                                                -----------      ------------      -----------        ---------
Income (loss) before income taxes                                    16,200            (6,538)             922           10,584

Provision for income taxes                                            7,440                --               -- (e)        7,440
                                                                -----------      ------------      -----------        ---------
Net income (loss)                                               $     8,760      $     (6,538)     $       922        $   3,144
                                                                ===========      ============      ===========        =========

Net income per share                                            $       .93                                           $     .33
                                                                ===========                                           =========

Shares used in calculating per share information                      9,460                                               9,460
                                                                ===========                                           =========



   See notes to unaudited Pro Forma condensed combined financial statements.

                              COLLAGEN CORPORATION
                          Notes to Pro Forma Condensed
                         Combined Financial Statements
                                 June 30, 1995
                                  (unaudited)


1.   Basis of Presentation

     On August 22, 1995, the Registrant entered into a stock purchase agreement with certain of the stockholders of LipoMatrix, Incorporated ("LipoMatrix"), pursuant to which the Registrant will acquire from such shareholders, subject to certain terms and conditions, approximately 50% of the outstanding securities of LipoMatrix on a fully diluted basis. At this time, the Registrant has also entered into discussions with certain of LipoMatrix's management and employees to purchase the remaining 10% of the outstanding securities of LipoMatrix on a fully diluted basis. This purchase will increase the Registrant's ownership in LipoMatrix from approximately 40% to approximately 100% of the outstanding securities on a fully diluted basis. A cash payment of approximately $18 million is due from the Registrant to the selling LipoMatrix stockholders in January
     1996. Further cash payments of approximately $3 million are expected to be paid by July 1, 1997.

     The acquisition of LipoMatrix, which was accounted for as a purchase, has been recorded based upon available information and upon certain assumptions that the Registrant believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on an independent appraisal of their respective fair values, subject to final adjustments, which the Registrant believes will not be significant. The aggregate purchase price was approximately $23.7 million, of which $14.8 million was allocated to in-process research and development, $3.8 million to intangible assets and $5.1 million to goodwill. The Registrant also assumed $926,000 of LipoMatrix's liabilities in excess of its identifiable assets. The amount allocated to in-process research and development that does not have alternative future uses was recognized as a one-time charge to earnings in the Registrant's statement of operations for the three months ended September 30, 1995.

2.   Pro Forma Adjustments (in thousands)

     (a) The aggregate purchase price of the LipoMatrix acquisition, including direct acquisition costs, of $23,655 was determined as follows:

            Payable to LipoMatrix's shareholders                         $20,990

            Assumption of LipoMatrix's liabilities in excess
            of LipoMatrix's assets
                - as of June 30, 1995                                        815
                - accrued for the period from June 30
                  to August 22, 1995                                         111

            Balance of the Registrant's investment in
            LipoMatrix prior to date of acquisition
                - paid prior to June 30, 1995                                411
                - paid in the period from June 30
                  to August 22, 1995                                         498

            Direct acquisition costs - paid after date of acquisition        830
                                                                         -------

                                                                         $23,655
                                                                         =======

     (b) Of the aggregate purchase price of $23,655, $14,800 was allocated to in-process research and development, $3,745 to intangible assets and $5,110 to goodwill based on the fair market values of assets acquired and liabilities assumed.

         The acquired in-process research and development, deemed not to have alternative future uses, was recognized as a one-time charge. This charge is reflected in the pro forma condensed combined balance sheet, but is not reflected in the pro forma condensed combined statement of operations included herein since it is a non-recurring charge directly attributable to the transaction. Such amount was reflected as an expense in the Company's statement of operations for the three months ended September 30, 1995, prepared on the historical cost basis.

     (c) Amortization expense of the aforementioned intangible assets and goodwill for the year ended June 30, 1995, based on estimated useful lives, are as follows:

                                                     Period of         Annual
                                       Amount      Amortization     Amortization
                                       ------      ------------     ------------
         Intangible assets
           Assembled workforce         $  700         2 years          $  350
           Developed technology         3,045         7 years             435
                                       ------                          ------
                                       $3,745                          $  785
                                       ------                          ------

           Goodwill                    $5,110         7 years          $  730
                                       ------                          ------

                                       $8,855                          $1,515
                                       ======                          ======

     (d) Equity in losses of LipoMatrix recorded by the Registrant in the year ended June 30, 1995. There was no tax effect related to the reversal of these equity losses.

     (e) No pro forma tax effect has been reflected for the $1,515 of non-deductible amortization expense of purchased intangible assets and goodwill. Further, no pro forma tax effect has been reflected for operating losses incurred by LipoMatrix for which no benefit is realizable.

ITEM 7.  Continued


         (c)   Exhibits

         2.1* Stock Purchase Agreement dated August 22, 1995 between the Registrant and certain stockholders of LipoMatrix.

         24.1  Consent of Price Waterhouse L.L.P.

         *     Previously filed.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                         COLLAGEN CORPORATION
                                                         (Registrant)



Date:  November 6, 1995                                  /s/David Foster
       ----------------                                  -----------------------
                                                         David Foster
                                                         Vice President and
                                                         Chief Financial Officer
                                                         (Principal Financial
                                                         and Accounting Officer)

                               INDEX TO EXHIBITS


Exhibits
--------
24.1                  Consent of Price Waterhouse L.L.P.